Exhibit 10.2

Nuts and Bolts International, Inc.

929 Greenwood Circle

Cary, NC 27511

January 13, 2015

Memo to File

Re: To memorialize the verbal mutual agreement to terminate the consulting agreement of Mike Hillerbrand with Nuts and Bolts International, Inc.

Effective as of November 30, 2014, Mike Hillerbrand and Nuts and Bolts International, Inc. mutually agree to terminate the consulting agreement they entered effective as of January 31, 2014.

/s/ Mike Hillerbrand	1/13/15

Mike Hillerbrand, President	Date

/s/ Mike Hillerbrand	1/13/15

Mike Hillerbrand, Consultant	Date